Exhibit 99.1

Luna Innovations Retains Industry Veterans to Lead Strategy, Operations and Finance

Alex Davern and Kevin Ilcisin Join as Advisors to the Company
John Roiko Appointed as Chief Financial Officer
Board Announces Exploration of Strategic Alternatives
Company Provides Update Related to Special Committee Independent Review

ROANOKE, VA, May 1, 2024 – Luna Innovations Incorporated (NASDAQ: LUNA) (the “Company”), a global leader in advanced fiber optic-based technology, today announced that it has retained senior executives and industry veterans Alex Davern and Kevin Ilcisin as consultants to provide strategic advice and counsel with respect to the Company’s operations and strategy. Mr. Davern and Mr. Ilcisin will report to Richard Roedel, the Company’s Interim Executive Chairman and Interim President. The Company has also appointed finance executive John Roiko as Chief Financial Officer to succeed George Gomez-Quintero, who notified the Company on April 29, of his resignation from his position, which became effective today.

“As we continue to grow our business and pursue our mission of delivering best in class solutions to our customers, we are pleased to have Alex and Kevin advise the Company and our leadership team,” said Mr. Roedel. “Alex and Kevin bring deep experience in the area of test and measurement hardware and software solutions and have an excellent track record of delivering stockholder value. We are also pleased to have added John, a highly seasoned public company executive who brings decades of accounting and finance experience in addition to his sector expertise, and we look forward to leveraging his expertise to advance our financial operations.”

In addition, the Company’s Board of Directors (the “Board”) is initiating a review of strategic alternatives available to the Company in consultation with its financial and legal advisors. The Board has engaged Evercore to serve as its financial advisor. Mr. Davern and Mr. Ilcisin will play a leading role in the strategic review process and will begin their work with a full review of Luna’s operations and strategy.

“We are honored and excited to work with the dedicated and seasoned professionals at Luna who are focused on delivering solutions to Luna’s marquee customer base,” said Mr. Davern and Mr. Ilcisin. “With its cutting-edge fiber optic-based sensing technology, Luna has tremendous potential, and we look forward to leveraging the Company’s industry leading

Exhibit 99.1

position and exceptional talent to drive continued strong product development and providing our customers with exceptional service.”

Further, in connection with the Special Committee of the Board’s continuing independent review into the Company’s historical financial statements, Chief Technology Officer Brian Soller was terminated from his position for cause effective today, and the Company also terminated the employment of seven additional employees. The Board has also determined that former President and Chief Executive Officer, Scott Graeff, engaged in conduct that constituted “Cause” under his employment agreement, triggering certain clawback provisions in his separation agreement dated March 24, 2024.

Biographies

Alex Davern
Alex Davern was previously the CEO of National Instruments, a leading provider of software-connected automated test and measurement systems, where he started working in 1994 and was a key member of the team that drove annual revenue from $100 million to more than $1.3 billion during his tenure which ended in 2020. He continued to serve as a Director of National Instruments until the Company was acquired by Emerson in October 2023.

In 2021, Mr. Davern was appointed Chairman of ESI Group, a virtual prototyping and simulation software company, to lead a process to enhance the company’s performance and strategic direction which culminated in a sale of ESI Group to Keysight Technologies in November 2023. Mr. Davern currently serves on the boards of directors for FARO Technologies and Cirrus Logic.

During his tenure at National Instruments, Mr. Davern also served as President, COO, Executive Vice President, CFO, Treasurer, Senior Vice President, Corporate Controller, and International Controller. Before joining National Instruments, he worked in Europe and the U.S. for the international accounting firm Price Waterhouse LLP.

Mr. Davern holds a bachelor’s degree in commerce and a postgraduate diploma in professional accounting from University College Dublin in Ireland.

Kevin Ilcisin
Kevin Ilcisin is the co-founder of the advisory firm Juniper Strategies. Prior to founding Juniper, Mr. Ilcisin served as Senior Vice President of Strategy and Corporate Development at National Instruments where he led several acquisitions as well as the sale of National Instruments to Emerson. Prior to National Instruments, he was the Chief Technology officer of Tektronix, a subsidiary of Fortive, a spin-off of Danaher Corporation, where he managed strategic planning and technology growth initiatives.

Mr. Ilcisin has also held several general management and technology executive roles in the semiconductor equipment, consumer electronics, and energy research industries, including start-ups and scale ups.

Exhibit 99.1

Mr. Ilcisin holds a Ph.D. and M.A. degrees in Plasma Physics from Princeton University and B.Sc. in Electrical Engineering with Distinction from the University of Alberta.

John Roiko
John Roiko joined National Instruments in 1998 and most recently served as Chief Accounting Officer, overseeing National Instruments’ global accounting organization. Mr. Roiko had previously served a number of senior financial roles at National Instruments, including as Vice President, Finance, and Interim Chief Financial Officer.

Prior to joining National Instruments, Mr. Roiko worked as a product line controller for the defense division at Honeywell before moving to Emerson Process Management as the North Americas accounting manager. Mr. Roiko then pursued start-up opportunities as the Chief Financial Officer for Columbia Scientific and director of accounting for Arrowsmith Technologies.

Mr. Roiko holds a bachelor’s degree in Finance with a minor in Accounting from St. Cloud State University and a master’s degree from Minnesota State University.

Strategic Review

Supported by Evercore, the Board will consider a wide range of options for the Company including, among other things, a potential sale, merger or other strategic transaction. There is no deadline or definitive timetable set for completion of the strategic alternatives process, and there is no assurance that this process will result in any specific transaction. There is also no assurance as to the specific terms or timing for any agreed transaction if one were to result. The Company does not plan to make further comment or disclosures regarding this review until such time as required by law or otherwise deemed appropriate.

About Luna

Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding the ongoing internal investigation, the timing of the Company’s filings with the U.S. Securities and Exchange Commission and the issuance of restated financial statements, the Company’s future performance and product development and the Company’s exploration of

Exhibit 99.1

strategic alternatives are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements, including the results of the ongoing internal investigations, the uncertainties inherent in management transitions, uncertainties associated with the exploration of strategic alternatives and such other risks and uncertainties described in Luna’s filings with the U.S. Securities and Exchange Commission, including in Luna’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The Company expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investor Contact:
Allison Woody
Luna Innovations Incorporated Phone: 540.769.8465
Email: woodya@lunainc.com

Media Contact:
Chris Kittredge/Stephen Pettibone FGS Global
Email: luna@fgsglobal.com